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                                                                   EXHIBIT 10.32

                              MANAGEMENT AGREEMENT

        This MANAGEMENT AGREEMENT ("Agreement"), dated as of May 4, 2000 (the "Effective Date"), is entered into by and among North Star Telecom, LLC, a California limited liability company ("North Star" or "Manager"), and Micro General Corporation, a Delaware corporation ("MGC"), LD Exchange.com, Inc., a Delaware corporation ("LDX"), and ACS Systems, Inc., a Delaware corporation ("ACS") (MGC, LDX and ACS shall collectively be referred to herein as the "Engaging Parties"). North Star, MGC, LDX, ACS shall each be referred to herein as a Party and shall be referred to collectively herein as the Parties.

                                R E C I T A L S:

        WHEREAS, North Star, MGC and ACS are concurrently herewith entering into that certain Stock Purchase Agreement (Stock Purchase Agreement) pursuant to which North Star will acquire all of the issued and outstanding capital stock in LDX, as well as the telecommunications business of ACS ("ACS Telecom") (LDX and ACS Telecom shall collectively be referred to herein as the "Company");

        WHEREAS, North Star, MGC and ACS believe that any adverse impact on the business and operations of the Company and its customers resulting from the transition in ownership and operation of LDX and ACS Telecom from MGC and ACS, respectively, to North Star would be substantially lessened by pre-acquisition participation by North Star in the operation of the Company, under the oversight and control of MGC and with the continued involvement of existing management personnel;

        WHEREAS, North Star desires to avail itself of the opportunity to participate in the pre-acquisition management and operation of the Company, and MGC, LDX and ACS are willing to afford North Star said opportunity;

        NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and undertakings set forth herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1.      ENGAGEMENT.

        1.1 Subject to the terms and conditions set forth herein, the Engaging Parties hereby engage Manager to provide, and Manager hereby agrees to provide, the Management Services, as set forth in Section 3, below.

2.      TERM.

        2.1 The Term of this Agreement shall commence on the Effective Date and continue until (i) closing of North Star's acquisition of LDX and ACS Telecom, or (ii) termination of the Stock Purchase Agreement, unless earlier terminated pursuant to the mutual agreement of the Parties or pursuant to Section 6, hereof.

3.      MANAGEMENT SERVICES.

        3.1 Subject to the oversight and control of the Engaging Parties, Manager shall oversee the



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business and operations, including, without limitation, the day-to-day operations, of the Company. To this end, Manager shall perform the duties of Chief Operating Officer of the Company, reporting directly to the respective Boards of Directors of LDX and ACS and the senior management of MGC. All executives and employees of LDX will report to Manager. While Manager performs the duties set out above, however, Manager shall not be named as an officer of LDX and shall not have the authority to bind or commit LDX other than in the ordinary course of business or pursuant to Section 4.2, hereof. For purposes of this Agreement, an action shall not be deemed to be in the ordinary course of business if it requires the expenditure of more than Ten Thousand Dollars ($10,000).

        3.2 Names of all persons designated by North Star to perform the Manager function shall be submitted to and approved by MGC in advance of assuming such duties, which approval shall not be unreasonably withheld. Attached hereto as Schedule A is a list of individuals approved by MGC to perform the Manager function on behalf of North Star. It is understood that no former employee of an Engaging Party will perform any part of the Manager function.

4.      AUTHORITY OF MANAGER.

        4.1 Except as otherwise expressly provided herein, Manager shall have all of the authority of, and be authorized to take all actions that could be taken by, the Chief Operating Officer of the Company.

        4.2 Manager shall not have the authority to undertake any of the following actions without the prior written approval of the senior management of MGC, such approval not to be unreasonably withheld; provided, however, that the actions listed on Schedule 1, attached hereto and incorporated by reference herein have been preapproved by the senior management of MGC. The Engaging Parties agree and acknowledge that it would be unreasonable to withhold approval of any action sought to be taken by Manager, if Manager is willing to independently fund the cost of such action for the benefit of the Company and to indemnify MGC, LDX and ACS against any losses or liabilities that may arise from such action. Actions funded by Manager shall be documented contemporaneously to establish their economic benefit, if any, to LDX.

               (a) Terminate, or alter the compensation or benefits of, any current executives or employees of the Company or appoint or hire any new executives or employees for the Company;

               (b) Sell or otherwise dispose of, or grant a security interest in, any capital assets of the Company other than in the ordinary course of business;

               (b) Materially change the organizational structure of LDX;

               (c) Tender any bid, enter into any contract or commitment or engage in any transaction other than in the ordinary course of business; or

               (d) Initiate any new, or settle any existing, legal action, litigation or arbitration in the name of the Company, or waive any rights of the Company of any substantial value.



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5.      COMPENSATION.

        5.1 As full compensation for the Management Services provided, Manager will receive an amount equal to the Net Income generated by the Company during the Term of this Agreement, Net Income being defined as the net earnings of LDX as reflected in the monthly financial statements of LDX, prepared in accordance with GAAP . Payments to affiliated entities for expenses incurred during the Management Agreement shall be limited to expenses incurred in the ordinary course of business, consistent with past practice and further consistent with market-based pricing for such activities. Such compensation shall be reported to North Star monthly no later than the thirtieth (30th) day of the month following the month in which the revenues were received. The total amount of such compensation accrued during this Agreement shall be paid to North Star at the closing of the Stock Purchase Agreement provided, however, that in the event that the Stock Purchase Agreement is terminated, other than as a result of a material breach by MGC and/or ACS, Manager shall waive all right to compensation. Except as expressly provided elsewhere in this Agreement, Manager hereby waives any claims for reimbursement of expenses incurred by it in performing its obligations under this Agreement. In the event that LDX Net Income for a given month is negative, then negative income shall be accrued. If, however, the total compensation accrued during the term of this Agreement is negative, then such total shall be adjusted to zero as of the closing of the Stock Purchase Agreement.

6.      TERMINATION.

        6.1 This Agreement shall automatically terminate upon (i) termination of the Stock Purchase Agreement; or (ii) closing of the acquisition of LDX and ACS Telecom by North Star.

        6.2 This Agreement may be terminated by the Engaging Parties on five (5) days written notice in the event of a breach in substantial part of a material provision of this Agreement by Manager, which breach is not cured within ten
(10) days of written notice of such breach by the Engaging Parties to North
Star.

        6.3 This Agreement may be terminated by Manager (i) on five (5) days written notice in the event of a breach in substantial part of a material provision of this Agreement by any of the Engaging Parties, which breach is not cured within ten (10) days of written notice of such breach by North Star to the Engaging Parties, or (ii) on thirty (30) days written notice to the Engaging Parties.

        6.4 In the event that this Agreement is terminated pursuant to this
Section 6, other than Section 6.1(ii), the Engaging Parties may, at their option, either (i) retain the economic benefit of any action taken by Manager which they approved because Manager independently funded the cost of such action for the benefit of the Company and indemnified MGC, LDX and ACS against any losses or liabilities that arose from such action, and reimburse Manager in the amount of such funding and release Manager from its associated indemnification obligation; or (ii) forego the economic benefit of such action and return any associated physical assets and assign any associated contractual rights to Manager.



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7.      INDEMNIFICATION.

        7.1 Manager shall defend, indemnify, and hold harmless the Engaging Parties and the Engaging Parties' parents, employees, officers, agents, affiliates and subsidiaries from all claims and liabilities, including costs and expenses and reasonable attorney's fees which are directly attributable to acts or omissions of Manager while performing the Management Services.

        7.2 If a claim by a third party is made against the Engaging Parties for which they are indemnified under this Section 7, and the Engaging Parties intend to seek indemnification with respect thereto, they shall promptly give written notice to Manager of such claim; provided, however, that failure by the Engaging Parties to give prompt notice of a claim shall not relieve Manager of its obligations unless said failure materially prejudices Manager's ability to defend the claim, in which case Manager's relief from its obligations shall be limited to prejudice actually suffered by reason of such failure. Manager shall have ten (10) business days after said notice is given to elect by written notice given to the Engaging Parties to undertake, conduct and control, through counsel of its own choosing (subject, as to choice of counsel, to the consent of the Engaging Parties, such consent not to be unreasonably withheld) and at its sole expense, the good faith settlement or defense of the claim, and the Engaging Parties shall cooperate with Manager in connection therewith; provided, however, that the Engaging Parties shall be entitled to participate in such settlement or defense through counsel chosen by them, but the fees and expenses of such counsel shall be borne by the Engaging Parties; provided further that if the defendants in an action include both the Engaging Parties and Manager and either the Engaging Parties or Manager shall reasonably conclude that there may be reasonable defenses available to it/them which are different from or in addition to those available to the other Party(ies) or if the interests of the Engaging Parties reasonably may be deemed to conflict with the interests of Manager, the Engaging Parties and Manager each shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be paid by each of the Engaging Parties and Manager as incurred. So long as Manager is contesting a claim in good faith, the Engaging Parties shall not pay or settle the claim. If Manager does not make a timely election to undertake the good faith defense or settlement of the claim, or if Manager fails to proceed with the good faith defense or settlement of the matter after making such election, then, in either event, the Engaging Parties shall, upon ten (10) days' written notice to Manager, have the right to contest the claim at its sole discretion, at the risk and expense of Manager to the full extent set forth in this Section 7.

8.      CONFIDENTIALITY.

        8.1 Each Party acknowledges that the other Party (the Proprietary Party') may disclose to it, or it may receive in the performance of this Agreement, information which is considered proprietary, confidential and/or competitively-sensitive by the Proprietary Party ("Proprietary Information") . Proprietary Information shall include all information, in whatever form or medium, which is disclosed to a Party pursuant to or in connection with this Agreement (whether disclosed in writing, electronically, orally or otherwise) and which is marked as confidential or proprietary or which the receiving Party knows or has reason to know is confidential or proprietary. Without limiting the generality of the above, Proprietary



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Information shall include methods of doing business, business plans and projections, marketing strategies, be deemed to concepts, and methods, sales goals, customer and vendor lists, price and cost lists, contracts, financial data, technical information, and legal and regulatory data. This Agreement and its contents shall be deemed to be Proprietary Information of both Parties.

        8.2 The receiving Party shall take all reasonable and necessary steps to preserve the confidentiality of all Proprietary Information, using at least the same degree of care and discretion it uses with regard to its own proprietary or confidential information to prevent the disclosure, unauthorized use or publication of Proprietary Information, including, but not limited to taking steps to: (i) advise all receiving Party employees and representatives with access to the Proprietary Information of the obligation to protect the Proprietary Information; and (ii) restrict disclosure of the Proprietary Information solely to its employees and representatives with a need to know and not disclose such Proprietary Information to any other parties. The Proprietary Information shall neither be used, nor allowed to be used, by the receiving Party for any purpose other than to facilitate the performance by it of its obligations hereunder nor shall the Proprietary Information be disclosed to any third party without the Proprietary Party's prior written consent.

        8.3 Proprietary Information shall not include (i) information which at the time of disclosure was generally available to the public; (ii) information which subsequent to its disclosure by the Proprietary Party to the receiving Party, is published or otherwise becomes available to the public through any means other than an act or omission of the receiving Party; (iii) information which was previously known to the receiving Party free of any obligation to keep it confidential or which is subsequently developed in good faith by the receiving Party; and (iv) information rightfully acquired in good faith from a third party on a non-confidential basis without breach of an agreement to maintain said information in confidence. A receiving Party may disclose Proprietary Information (i) if required to do so by law; or (ii) if ordered to do so by a court or other governmental authority of competent jurisdiction; provided, however, that a receiving Party shall provide the Proprietary Party prior written notice of any such disclosure and exercise its best efforts, consistent with sound business practice, to both afford the Proprietary Party an opportunity to contest the disclosure and to limit the extent of the disclosure to the maximum extent practicable.

        8.4 Proprietary Information disclosed to a Party is and shall remain the property of the Proprietary Party. By disclosing Proprietary Information, the Proprietary Party does not relinquish any of its proprietary rights and interests therein and hereby specifically reserves all such proprietary rights and interests to said Proprietary Information. A Party shall return (or, with the consent of the Proprietary Party, which shall not be unreasonably withheld, destroy) all Proprietary Information and all copies thereof, including, without limitation, written and electronic copies, as well as all summaries, notes or other documents, materials or things containing Proprietary Information, to the Proprietary Party promptly upon the reasonable written request of the Proprietary Party and upon termination of this Agreement.

        8.5 The obligations set forth in this Section 8 shall survive any termination of this Agreement.

9.      REPRESENTATIONS AND WARRANTIES.

        9.1 Each of the Engaging Parties represents and warrants to Manager, and Manager represents and warrants to each of the Engaging Parties, which representations and warranties shall survive for the Term of this Agreement, that (i) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is fully qualified to transact business in the State of California; (ii) it has full corporate power and authority and all authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it; (iii) it has full power and authority to



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execute and deliver this Agreement and to perform its obligations hereunder;
(iv) this Agreement constitutes the Party's valid and legally binding obligation, enforceable in accordance with its terms and conditions; (v) neither the execution and the delivery of this Agreement by it, nor the consummation by it of the transactions contemplated hereby, will violate any law, rule or regulation to which it is subject or any provision of its formative or operational documents or constitute a violation of, be in conflict with or constitute or create a default under, any agreement or commitment to which it is a party or by which it or any of its properties is bound or to which it or any of its properties is subject; and (vi) there are no judicial or administrative actions, proceedings (including bankruptcy proceedings) or investigations pending or, to the best of its knowledge, threatened, that question, or draw into question, the validity of this Agreement or any action taken or to be taken by it in connection with this Agreement or that, if adversely determined, would have an adverse effect upon its ability to enter into or perform its obligations under this Agreement.

10.     OTHER INTERESTS.

        10.1 Nothing in this Agreement shall be deemed to preclude Manager from engaging in other business ventures of whatever nature or description, independently or with others, whether currently existing or hereafter created. Nothing in this Agreement shall be deemed to preclude transactions between Manager acting in and for its own account and Company, provided that any services performed by the Manager are services which the Manager reasonably believes, at the time of the performance thereof, to be in the reasonable best interests of the Company, and are performed on terms no less favorable than could be obtained from an unaffiliated third party on an arms' length basis.

11.     RELATIONSHIP OF PARTIES.

        11.1 This Agreement constitutes Manager only as an independent contractor and not as a general or special agent or representative of Manager. Neither does this Agreement create a partnership or joint venturer nor confer on Manager any status, power, or authority other than to the extent expressly provided herein. Neither the Engaging Parties nor Manager shall have any rights by virtue of this Agreement in any other business ventures of any other Party or any revenues, profits or losses derived therefrom. No Party shall represent that its relationship with the other Party(ies) is other than that expressly created by this Agreement.

        11.2 No Party's employees, agents and representatives shall have any claim for compensation, benefits or reimbursement against any other Party based on this Agreement. No Party, or its officers, directors, employees or agents, shall be entitled to participate in, or receive any benefit or right as an employee under, any benefit or welfare plan of any other Party, including, but not limited to, employee insurance, pension or security plans, based on this Agreement.

12.     MISCELLANEOUS.

        12.1 ASSIGNMENT. This Agreement may not be assigned by a Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, and any attempted assignment without such consent shall be void; provided, however, that the Engaging Parties shall be deemed to



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have consented to any assignment of this Agreement by North Star to an Affiliate so long as that assignment is undertaken in good faith.

        12.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, APPLICABLE TO AGREEMENTS MADE AND TO BE ENTIRELY PERFORMED THEREIN, WITHOUT REGARD TO ITS PRINCIPLES OF CHOICE OF LAW. THE PARTIES AGREE THAT ANY ACTION TO ENFORCE OR INTERPRET THE TERMS OF THIS AGREEMENT SHALL BE INSTITUTED AND MAINTAINED ONLY IN THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DIVISION OF THE SOUTHERN DISTRICT OF CALIFORNIA, OR IF JURISDICTION IS NOT AVAILABLE IN FEDERAL COURT, THAN A STATE COURT LOCATED IN SANTA ANA, CALIFORNIA. ALL PARTIES HEREBY CONSENT TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVE ANY RIGHT TO OBJECT TO SUCH JURISDICTION AND VENUE.

        12.3 NOTICES. All notices, demands, requests, solicitations of consent or approval, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when received by hand delivery, telecopy (followed by notice transmitted, postage prepaid, by U.S. registered or certified mail, return receipt requested), or overnight delivery service, with acknowledged receipt, addressed to the Party at the addresses listed below for that Party, or to such other addresses which such Party shall have given for such purpose by notice hereunder.

               If to the Manager::          North Star Telecom, LLC.
                                            29716 Avenida de las Banderas
                                            Rancho Santa Margarita, CA 92688
                                            Fax No. 949/622-4104
                                            Attn:  Gail Howard
                                                   Chief Executive Officer

               With a copy (which
               will not constitute
               notice) to:                  Hunter Communications Law Group
                                            1620 I Street NW, Suite 701
                                            Washington, DC  20006
                                            Fax No:  (202) 293-2571
                                            Attn: Charles C. Hunter, Esq.

               If to an Engaging Party:     Micro General Corporation
                                            2510 Red Hill Avenue, Suite 230
                                            Santa Ana, CA  92705
                                            Fax no. 949/477-6819
                                            Attn:  John Snedegar
                                            Chief Executive Officer



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               With a copy (which
               will not constitute
               notice) to:                  Stradling Yocca Carlson & Rauth
                                            660 Newport Center Drive
                                            Newport Beach, California  92660
                                            Fax no. 949/725-4100
                                            Attn:  C. Craig Carlson, Esq

        12.4 INTERPRETATION AND CONSTRUCTION. The headings and captions of this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof. Where the context so requires, the singular shall include the plural. The references contained in this Agreement to "Sections" are to sections of this Agreement unless the context clearly requires otherwise. This Agreement represents the joint work product of the Parties and has been negotiated by the Parties and their respective counsels, and, accordingly, this Agreement shall be interpreted fairly in accordance with its terms and in the event of an ambiguity, no inference shall be drawn against any Party.

        12.5 AMENDMENT AND WAIVER. Unless otherwise provided herein, this Agreement may be amended only by an instrument in writing duly executed by all Parties. Any waiver by any Party of any breach of or failure to comply with any provision of this Agreement by another Party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other provision hereof.

        12.6 THIRD PARTIES. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective assigns (as permitted hereunder), heirs, successors and legal representatives. It is not the intent of the Parties that there be any third party beneficiaries of this Agreement, and this Agreement is exclusively for the benefit of the Parties hereto or their respective assigns.

        12.7 ENTIRE UNDERSTANDING. THIS AGREEMENT SETS FORTH THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND COLLATERAL COVENANTS, ARRANGEMENTS, COMMUNICATIONS, REPRESENTATIONS AND WARRANTIES, WHETHER ORAL OR WRITTEN, BY ANY PARTY (OR ANY OFFICER, DIRECTOR, EMPLOYEE OR REPRESENTATIVE OF THEREOF) WITH RESPECT TO THE SUBJECT MATTER HEREOF.

        12.8 SEVERABILITY. If any provision or provisions of this Agreement are determined to be invalid or contrary to any existing or future law, statute or ordinance of any jurisdiction or any order, rule or regulation of a court or regulatory or other governmental authority of competent jurisdiction, such invalidity shall not impair the operation of or affect those provisions in any other jurisdiction or any other provisions hereof which are valid, and the invalid provisions shall be construed in such manner as shall be as similar in terms to such invalid provisions as may be possible, consistent with applicable law; provided, however, that if a provision cannot be severed without substantially diminishing the economic value of this Agreement to a Party, that Party, notwithstanding anything to the contrary herein, may terminate this Agreement on thirty (30) days' written notice to the other Parties consistent with Section 6, hereof.



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        12.9 FURTHER ASSURANCES. The Parties covenant to one another to execute and deliver such further instruments and do such further reasonable acts and things as may reasonably be required to carry out the intent and purposes of this Agreement.

        12.10 SURVIVAL. The covenants and agreements of Customer contained in this Agreement with respect to payment of amounts due, confidentiality, and indemnification and non-solicitation shall survive termination and expiration of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of a Party and shall be binding upon the successors and permitted assigns of each Party.

        12.11 REMEDIES. Any Party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies that such Party may have been granted at any time under any other agreement or contract and all of the rights that such party may have under any Law. Any such Party will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.



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        12.12 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which together shall constitute one agreement.

               IN WITNESS WHEREOF, the Parties have caused this MANAGEMENT AGREEMENT to be executed as of the day and year first above written.



                                            NORTH STAR TELECOM, LLC



                                            By:    ______________________

                                            Name:  ______________________

                                            Title: ______________________



                                            MICRO GENERAL CORPORATION

                                            By:    ______________________

                                            Name:  ______________________

                                            Title: ______________________



                                            LD EXCHANGE.COM, INC.

                                            By:    ______________________

                                            Name:  ______________________

                                            Title: ______________________



                                            ACS SYSTEMS, INC.

                                            By:    ______________________

                                            Name:  ______________________

                                            Title: ______________________



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